Exhibit 99.1

Blue Nile Announces Fourth Quarter and Full Year 2015 Financial Results; First-Ever Special Dividend

Special Cash Dividend of $0.70 per share
Fourth Quarter Net Sales of $150.0 million
Fourth Quarter Earnings Per Diluted Share Total $0.43
Full Year Net Sales of $480.1 million
Full Year Earnings Per Diluted Share Total $0.90

SEATTLE, FEBRUARY 11, 2016 -- Blue Nile, Inc. (Nasdaq: NILE), a leading online retailer of diamonds and fine jewelry, today reported financial results for its fourth quarter and fiscal year ended January 3, 2016.
Net sales decreased 4.8% to $150.0 million for the fourth quarter ended January 3, 2016 compared to $157.4 million for the fourth quarter ended January 4, 2015. Operating income for the fourth quarter 2015 totaled $7.7 million, representing an operating margin of 5.1% of net sales compared to $6.9 million of operating income and 4.4% of operating margin for the fourth quarter of 2014. Net income for the fourth quarter 2015 totaled $5.0 million, or $0.43 per diluted share. Non-GAAP adjusted EBITDA for the fourth quarter 2015 totaled $10.0 million.
Blue Nile reported net sales of $480.1 million for the fiscal year ended January 3, 2016 compared to $473.5 million for the fiscal year ended January 4, 2015, an increase of 1.4%. Operating income for the fiscal year ended January 3, 2016 was $16.1 million compared to $14.2 million for the fiscal year ended January 4, 2015. Net income for the fiscal year ended January 3, 2016 was $10.5 million and earnings per diluted share totaled $0.90. Non-GAAP adjusted EBITDA for the fiscal year ended January 3, 2016 was $24.9 million.
Net cash provided by operating activities totaled $8.0 million for the fiscal year ended January 3, 2016 compared to $17.2 million for the fiscal year ended January 4, 2015. Non-GAAP free cash flow for the fiscal year ended January 3, 2016 was $4.3 million compared to $13.4 million for the fiscal year ended January 4, 2015.
“Today we announced our fourth quarter results, and while sales were disappointing, we delivered an eight year high in EPS. Revenue growth was challenged by continued weakness from high ticket purchases and foreign currencies, as well as lower selling prices for our core engagement products,” said Harvey Kanter, Blue Nile Chairman, CEO and President. “In spite of these challenges, we sold a record number of engagement rings, expanded gross margin rate, and drove success in our new Webroom. As we look out on 2016, we will push harder on elements that are working: engagement ring units, wedding band attach rates, continued expansion of margin, and the Webroom concept.”
Highlights

•
Blue Nile announces its first ever dividend. This special cash dividend is equal to $0.70 per share. The dividend will be payable on March 7, 2016 to shareholders of record at the close of business on February 22, 2016. The Company determined the value of the dividend based on the level of earnings in fiscal year 2015. On an annual basis, the Company will reassess its use of capital, including investments in operations, strategic alternatives, share repurchases, and cash dividends.

•
Blue Nile reports fiscal results on a 52/53-week format. Each fiscal year consists of four 13-week quarters, with one extra week added in the fourth quarter every five to six years. The Company's fiscal year 2014 reporting period included 53 weeks, with the additional week falling in the fourth quarter.

•
Net sales for the additional week in fiscal year 2014 was estimated at $5.9 million. Taking into account the impact of the additional week in fiscal year 2014, net sales decreased by 1.0% for the fourth quarter 2015 and increased by 2.7% for the fiscal year 2015 compared to the same periods last year.

•
U.S. engagement net sales for the fourth quarter 2015 decreased 7.7% to $78.4 million, compared to $85.0 million for the fourth quarter of 2014. U.S. engagement net sales for the fiscal year ended January 3, 2016 increased 1.3% to $269.9 million, compared to $266.4 million for the fiscal year ended January 4, 2015.

•
U.S. non-engagement net sales for the fourth quarter 2015 decreased 0.3% to $48.7 million, compared to $48.8 million for the fourth quarter of 2014. U.S. non-engagement net sales for the fiscal year ended January 3, 2016 increased 1.8% to $128.3 million, compared to $126.0 million for the fiscal year ended January 4, 2015.

•
International net sales for the fourth quarter 2015 were $22.9 million, compared to $23.6 million for the fourth quarter 2014, a decrease of 3.2%. International net sales for the fiscal year ended January 3, 2016 increased 1.0% to $81.9 million, compared to $81.1 million for the fiscal year ended January 4, 2015. Excluding the impact from changes in foreign exchange rates, international net sales increased 5.4% and 9.9% for the fourth quarter 2015 and fiscal year ended January 3, 2016, respectively.

•
Gross profit for the fourth quarter 2015 totaled $29.1 million. As a percent of net sales, gross profit for the fourth quarter 2015 was 19.4% compared to 18.1% for the fourth quarter of 2014. Gross profit for the fiscal year ended January 3, 2016 totaled $92.3 million and represents 19.2% of sales compared to 18.3% for fiscal year 2014.

•
Selling, general and administrative expenses for the fourth quarter 2015 were $21.4 million, compared to $21.6 million in the fourth quarter of 2014. Selling, general and administrative expenses for the fiscal year ended January 3, 2016 were $76.3 million, compared to $72.4 million for the fiscal year ended January 4, 2015.

•	Net income for the additional week in fiscal year 2014 was estimated at $0.2 million or $0.02 per diluted share.

•	Earnings per diluted share included stock-based compensation expense of $0.06 for the fourth quarter of 2015 and $0.04 for the fourth quarter of 2014.

•	Cash and cash equivalents at the end of fiscal year 2015 totaled $86.5 million, compared to $91.2 million at the end of fiscal year 2014.

•	During the fiscal year ended January 3, 2016, Blue Nile repurchased a total of 0.4 million shares for $10.8 million.

Financial Guidance
The following forward-looking statements reflect Blue Nile's expectations as of February 11, 2016. Actual results may be materially affected by many factors, such as consumer spending, economic conditions, product assortment and the various factors detailed below.
Expectations for the first quarter of 2016 (Quarter Ending April 3, 2016):

•	Net sales are expected to be between $103 million and $106 million.

•	Earnings per diluted share are projected at $0.08 to $0.11.

Expectations for the fiscal year 2016 (Year Ending January 1, 2017):

•	Net sales are expected to be between $465 million and $495 million.

•	Earnings per diluted share are projected at $0.88 to $0.95.
Forward-Looking Statements
This press release contains forward-looking statements that include risks and uncertainties, including, without limitation, all statements related to future financial and business performance, market opportunity and plans to grow our business. Words such as “expect,” “anticipate,” “believe,” “project,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to commodity prices, general economic conditions, consumer spending (particularly spending by high-end consumers), product assortment, our fluctuating operating results, currency fluctuations, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, our ability to attract customers in a cost effective manner, the strength of our brand, competition, fraud, system interruptions, our ability to fulfill orders and other risks detailed in our filings with the Securities and Exchange Commission, including our quarterly reports on Form 10-Q and our Annual Report on Form 10-K for the year ended January 4, 2015. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended January 3, 2016, which we expect to file with the Securities and Exchange Commission on or before March 18, 2016. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Blue Nile undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
Conference Call
Blue Nile will host a conference call to discuss its fourth quarter financial results today at 5:30 a.m. PT/8:30 a.m. ET. A live webcast of the conference call may be accessed at http://investor.bluenile.com. Following the completion of the call, a recorded replay of the webcast will be available for 30 days at the same Internet address. This call will contain forward-looking statements and other material information regarding Blue Nile's financial and operating results. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available at http://investor.bluenile.com as soon as practicable after the conclusion of the conference call.
Non-GAAP Financial Measures
To supplement Blue Nile's consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Blue Nile uses non-GAAP adjusted EBITDA and non-GAAP free cash flow as measures of certain components of financial performance. Blue Nile defines non-GAAP adjusted EBITDA as earnings before interest and other income, taxes, depreciation and amortization, adjusted to exclude the effects of stock-based compensation expense. Blue Nile defines non-GAAP free cash flow as net cash provided by (used in) operating activities less cash outflows for purchases of fixed assets, including internal use software and website development. Blue Nile reports sales information in accordance with GAAP. Internally, management monitors its sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars (the “constant exchange rate basis”). Blue Nile's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Blue Nile may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Blue Nile uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Blue Nile's management believes that non-GAAP adjusted EBITDA and non-GAAP free cash flow, as defined, as well as international sales on a constant exchange rate basis provide meaningful supplemental information to the company and to investors. Blue Nile believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Blue Nile and when planning and forecasting future periods. Further, management believes that the inclusion of the non-GAAP adjusted EBITDA and non-GAAP free cash flow calculations provide consistency in Blue Nile's financial reporting and comparability with similar companies in Blue Nile's industry. Management believes the constant exchange rate measurement provides a more representative assessment of the sales performance and provides better comparability between reporting periods.

A reconciliation of non-GAAP adjusted EBITDA to net income is as follows (in thousands):

	13 Weeks Ended	14 Weeks Ended
	January 3, 2016	January 4, 2015
Net Income	$5,039	$4,831
Income tax expense	2,609	2,389
Other loss (income), net	14	(363)
Depreciation and amortization	1,089	864
Stock-based compensation	1,240	1,096
Non-GAAP Adjusted EBITDA	$9,991	$8,817

	52 Weeks Ended	53 Weeks Ended
	January 3, 2016	January 4, 2015
Net Income	$10,534	$9,731
Income tax expense	5,578	4,888
Other income, net	(62)	(407)
Depreciation and amortization	3,858	3,607
Stock-based compensation	5,041	4,281
Non-GAAP Adjusted EBITDA	$24,949	$22,100

A reconciliation of differences of non-GAAP free cash flow from the comparable GAAP measure of net cash provided by operating activities is as follows (in thousands):

	13 Weeks Ended	14 Weeks Ended
	January 3, 2016	January 4, 2015
Net cash provided by operating activities	$53,042	$59,733
Purchases of fixed assets, including internal-use software and website development	(815)	(951)
Non-GAAP free cash flow	$52,227	$58,782

	52 Weeks Ended	53 Weeks Ended
	January 3, 2016	January 4, 2015
Net cash provided by operating activities	$8,036	$17,208
Purchases of fixed assets, including internal-use software and website development	(3,755)	(3,771)
Non-GAAP free cash flow	$4,281	$13,437

The following table reconciles year-over-year total company sales as well as international net sales percentage increases from the GAAP sales measures to the non-GAAP constant exchange rate basis:

13 Weeks Ended January 3, 2016	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	(3.2)%	(8.6)%	5.4%

14 Weeks Ended January 4, 2015	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	10.9%	(5.5)%	16.4%

52 Weeks Ended January 3, 2016	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	1.0%	(8.9)%	9.9%

53 Weeks Ended January 4, 2015	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	10.8%	(3.2)%	14.0%

About Blue Nile, Inc.
Blue Nile, Inc. is the original online jeweler. The company offers a smarter way to buy engagement rings, wedding rings, and fine jewelry by providing in-depth educational materials and unique online tools that place consumers in control of the jewelry shopping process. Blue Nile has some of the highest quality standards in the industry and offers thousands of independently certified diamonds and fine jewelry at prices significantly below traditional retail. Blue Nile can be found online at www.bluenile.com. Blue Nile's shares are traded on the Nasdaq Stock Market LLC under the symbol NILE.

Contact:

Blue Nile, Inc.
Nancy Shipp, 206.388.3626 (Investors)
nancys@bluenile.com
or
Josh Holland, 206.336.6773 (Media)
joshh@bluenile.com

BLUE NILE, INC.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	January 3, 2016	January 4, 2015
ASSETS
Current assets:
Cash and cash equivalents	$86,542	$91,186
Trade accounts receivable	3,339	2,137
Other accounts receivable	706	1,571
Note receivable	600	—
Inventories	46,376	41,668
Prepaids and other current assets	1,585	1,524
Total current assets	139,148	138,086
Property and equipment, net	10,530	10,422
Intangible assets, net	82	103
Deferred income taxes(1)	5,089	4,187
Note receivable	—	2,000
Other investments	2,280	2,280
Other assets	285	256
Total assets	$157,414	$157,334
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$121,917	$128,675
Accrued liabilities	12,336	11,992
Current portion of long-term financing obligation	33	32
Current portion of deferred rent	290	292
Total current liabilities	134,576	140,991
Long-term financing obligation, less current portion	455	489
Deferred rent, less current portion	1,697	1,982
Unearned income	1,988	—
Other long-term liabilities	242	169
Commitments and contingencies
Stockholders’ equity:
Common stock	22	22
Additional paid-in capital	232,148	227,146
Accumulated other comprehensive loss	(239)	(236)
Retained earnings	114,023	103,489
Treasury stock	(327,498)	(316,718)
Total stockholders’ equity	18,456	13,703
Total liabilities and stockholders’ equity	$157,414	$157,334

(1) In November 2015, the FASB issued Accounting Standards Update No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which simplifies the presentation of deferred income taxes by requiring deferred tax assets and liabilities to be classified as noncurrent on the balance sheet. We early adopted this standard retrospectively and reclassified our current deferred income tax assets to noncurrent deferred income tax assets as of January 4, 2015.

BLUE NILE, INC.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	January 3, 2016	January 4, 2015	January 3, 2016	January 4, 2015
Net sales	$149,974	$157,459	$480,057	$473,516
Cost of sales	120,921	128,959	387,711	386,874
Gross profit	29,053	28,500	92,346	86,642
Selling, general and administrative expenses	21,391	21,643	76,296	72,430
Operating income	7,662	6,857	16,050	14,212
Other (loss) income, net
Interest income, net	10	26	86	117
Other (loss) income, net	(24)	337	(24)	290
Total other (loss) income, net	(14)	363	62	407
Income before income taxes	7,648	7,220	16,112	14,619
Income tax expense	2,609	2,389	5,578	4,888
Net income	$5,039	$4,831	$10,534	$9,731
Basic net income per share	$0.44	$0.41	$0.90	$0.80
Diluted net income per share	$0.43	$0.41	$0.90	$0.80

Shares used for computation (in thousands):
Basic	11,553	11,853	11,668	12,144
Diluted	11,701	11,907	11,759	12,209

BLUE NILE, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	52 Weeks Ended	53 Weeks Ended
	January 3, 2016	January 4, 2015
Operating activities:
Net income	$10,534	$9,731
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,858	3,607
Stock-based compensation	5,081	4,361
Deferred income taxes	(902)	2,321
Tax deficiency from share-based awards	(735)	(2,713)
Excess tax benefit from share-based awards	(66)	(195)
Changes in assets and liabilities:
Receivables	(311)	(182)
Inventories	(4,708)	(7,138)
Prepaid income taxes	—	247
Prepaid expenses and other assets	(90)	(216)
Accounts payable	(6,743)	6,323
Accrued liabilities	344	1,241
Unearned income	1,988	—
Deferred rent and other	(214)	(179)
Net cash provided by operating activities	8,036	17,208
Investing activities:
Purchases of property and equipment	(3,755)	(3,771)
Payments received on note receivable	1,400	—
Net cash used in investing activities	(2,355)	(3,771)
Financing activities:
Repurchase of common stock	(10,780)	(40,308)
Proceeds from stock option exercises	1,078	2,413
Taxes paid for net share settlement of share-based awards	(558)	(282)
Excess tax benefit from share-based awards	66	195
Principal payments under long-term financing obligation	(33)	(104)
Net cash used in financing activities	(10,227)	(38,086)
Effect of exchange rate changes on cash and cash equivalents	(98)	(107)

Net decrease in cash and cash equivalents	(4,644)	(24,756)

Cash and cash equivalents, beginning of period	91,186	115,942
Cash and cash equivalents, end of period	$86,542	$91,186

	52 Weeks Ended	53 Weeks Ended
	January 3, 2016	January 4, 2015
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$6,736	$3,675